Exhibit 10.6

ESCROW AGREEMENT

This Escrow Agreement (“Agreement”) is entered into as of October 29, 2012, by and among Gulf United Energy, Inc., a Nevada corporation (“Gulf”), Gulf United Energy de Colombia Ltd., a company organized under the laws of the British Virgin Islands, (“BVI Colombia”), Gulf United Energy de Cuenca Trujillo Ltd., a company organized under the laws of the British Virgin Islands (“BVI Peru”, together with BVI Colombia, the “BVI Subs”), Sydson Oil & Gas Investments, LLC, a Delaware limited liability company (“Sydson”), as Administrative Agent (in such capacity, “Administrative Agent”) for the benefit of itself and the Investors that are parties to the Purchase Agreement, together with other investors that join the Purchase Agreement (defined below) pursuant to a Joinder Agreement, as defined therein, (each an “Investor” and collectively the “Investors”; together with Gulf and the BVI Subs, the “Depositors”) and [__] (the “Escrow Agent”).

Background

A. Whereas, the Administrative Agent and the Depositors are parties to that certain Purchase Agreement dated as of the date hereof, (as amended, restated, supplemented or otherwise modified from time to time, the “Purchase Agreement”) in connection with the issuance by Gulf of convertible notes in the aggregate principal amount of up to $4,400,000 (the “Notes”), which are guaranteed by the BVI Subs;

B. Whereas, the Investors are parties to that certain Intercreditor Agreement, dated as of the date hereof, (as amended, restated, supplemented or otherwise modified from time to time, the “Intercreditor Agreement”) to govern, among other things, the rights of the Investors regarding the secured obligations and the Collateral (defined below) and pursuant to which the Investors appointed Sydson as Administrative Agent to act on behalf of the Investors with respect to the Transaction Documents;

C. Whereas, in connection with entering the Purchase Agreement and the issuance of the Notes, the obligations and liabilities under the Notes (and other secured obligations) will be secured pursuant to (a) a Pledge Agreement, dated as of the date hereof, (as amended, restated, supplemented or otherwise modified from time to time, the “BVI Colombia Pledge Agreement”) from Gulf to the Administrative Agent for the benefit of the Investors covering the shares of BVI Colombia and certain other collateral as set forth therein and (b) a Pledge Agreement, dated as of the date hereof, (as amended, restated, supplemented or otherwise modified from time to time, the “BVI Peru Pledge Agreement”; collectively, the “Pledge Agreements”), from Gulf to the Administrative Agent for the benefit of the Investors covering the shares of BVI Peru and certain other collateral as set forth therein (the property covered by the Pledge Agreements shall be hereinafter referred to as the “Collateral”);

D.            Whereas subject to this Agreement, Gulf, as assignor, has executed in favor of Administrative Agent, as assignee, for the benefit of the Holders, (i) an Assignment (the “BVI Colombia Assignment”) regarding the assignment of all of the shares of BVI Colombia and (ii) an Assignment (the “BVI Peru Assignment;” together with the BVI Colombia Assignment, the “Assignments”) regarding the assignment of all of the shares of BVI Peru;

E. Whereas, Administrative Agent, pursuant to the Purchase Agreement, has the option, (i) based on the occurrence of an Event of Default (as defined in the Notes), to deliver written notices to the Escrow Agent directing the Escrow Agent to, subject to certain conditions, disburse or destroy (or, in a very limited circumstance, return) one or more Escrowed Documents or (ii) based on certain circumstances, to deliver a written notice to Escrow Agent directing the Escrow Agent to release from escrow and deliver to Administrative Agent one or more Escrowed Documents in the form attached hereto as Exhibit C (the “Release of BVI Peru Pledge Documents”); and

F.           In order to effectuate the transfer of the Escrowed Documents, the Depositors desire to appoint the Escrow Agent pursuant to the terms and conditions of this Agreement.

Now, therefore, in consideration of the premises and the mutual obligations and promises contained in this Agreement, the Depositors and the Escrow Agent hereby agree as follows:

Agreements

1. Appointment of Escrow Agent.  Depositors hereby appoint and designate [__], as Escrow Agent.

2. Acceptance of Appointment.  Escrow Agent agrees to serve hereunder for the purposes and on the terms hereinafter set forth.

3. Deposit of Documents Into Escrow.  Contemporaneous with the execution of this Agreement:

(a) Gulf and Administrative Agent will collectively deliver to the Escrow Agent the fully-executed original counterparts of the Transaction Documents and related documents described on Schedule 3(a) attached hereto; and

(b) Gulf will deliver to the Escrow Agent the original share certificate described on Schedule 3(b) attached hereto.

The documents described in Sections 3(a) through 3(b) above, are collectively referred to herein as the “Escrowed Documents”.

4. Disbursement of Escrowed Documents.

a.           Unless Administrative Agent has previously delivered a Cancellation Notice (defined below) or, with regard to the BVI Peru Pledge Agreement, a Release of BVI Peru Pledge Documents, to the Escrow Agent, Administrative Agent may, on or after the date of this Agreement, deliver to the Escrow Agent a written notice in the form of Exhibit A to this Agreement (the “Disbursement Notice”) directing the Escrow Agent to disburse certain of the Escrowed Documents pursuant to this Section 4(a). Upon receipt of the Disbursement Notice, the Escrow Agent shall disburse to the Administrative Agent the Escrowed Documents that Administrative Agent requests in its Disbursement Notice. Those Escrowed Documents that are not requested in the Disbursement Notice or a Release of BVI Peru Pledge Documents shall continue to be held by the Escrow Agent in escrow until the first anniversary of the Maturity Date, as defined in the Notes, (or if at the time of such anniversary any of the Transaction Documents or the underlying transactions contemplated thereby are being contested, disputed or otherwise subject to any claims or litigation, then the date at such time as such matters have been finally resolved, herein the “Final Document Destruction Date”) and will remain subject to any subsequent Disbursement Notices.

b.           Administrative Agent may, at any time prior to October 29, 2013, deliver a written notice in the form Exhibit B to this Agreement (a “Cancellation Notice”) notifying the Escrow Agent that all the conversion rights under the Notes have been exercised by the appropriate parties or the obligations under the Notes have been paid off in full.  If the Escrow Agent receives a Cancellation Notice, then on the Final Document Destruction Date, the Escrow Agent shall destroy all of the remaining Escrowed Documents, which shall have no force and effect, other than the certificate described on Schedule 3(b), which shall be returned to Gulf.

5. Effectiveness of Escrowed Documents.  Each of the Escrowed Documents will be deemed to have been executed and delivered on, and will automatically become legally effective and binding when the Escrowed Documents are disbursed from escrow by the Escrow Agent to the Administrative Agent pursuant to a Disbursement Notice.

6.            Reinstatement.  The cancellation or destruction of any Escrowed Documents are subject to being fully reinstated, as more particularly described in the Purchase Agreement.

7. Scope of Undertaking.  Escrow Agent’s duties and responsibilities shall be limited to those expressly set forth in this Agreement.  Escrow Agent shall have no responsibility or obligation of any kind in connection with this Agreement and the Escrowed Documents, and shall not be required to deliver the same or any part thereof or take any action with respect to any matters that might arise in connection therewith, other than to receive, hold, deliver and destroy the Escrowed Documents as herein provided. Escrow Agent shall not be liable for any error in judgment, any act or omission, any mistake of law or fact, or for anything it may do or refrain from doing in connection herewith, except for its own willful misconduct or gross negligence.

8. Knowledge and Sufficiency of Documents.  Escrow Agent shall not be bound by nor obliged to recognize any agreement between the Depositors, regardless of whether Escrow Agent has knowledge of the existence of any such agreement or the terms and provisions thereof.  Escrow Agent shall not be required in any way to determine the validity, sufficiency, accuracy or genuineness, whether in form or in substance, of any instrument, document, certificate, statement or notice referred to in this Agreement or contemplated hereby, or of any endorsement or lack of endorsement thereon, or of any description therein.  It shall be sufficient if any writing purporting to be such instrument, document, certificate, statement or notice is delivered to Escrow Agent and purports on its face to be correct in form and signed or otherwise executed by the party or parties required to sign or execute the same under this Agreement.  Escrow Agent shall not be required in any way to determine the identity or authority of any person executing the same or the genuineness of any such signature.

9. Right of Interpleader.  Should any controversy arise between or among Depositors or any other person, firm or entity with respect to this Agreement or the Escrowed Documents, or any part thereof, or the right of any party or other person to receive the Escrowed Documents, or should Depositors fail to designate another Escrow Agent as provided in Section 17 hereof, or if Escrow Agent should be in doubt as to what action to take, Escrow Agent shall have the right, but not the obligation, either to (a) withhold delivery of the Escrowed Documents until the controversy is resolved, the conflicting demands are withdrawn, or its doubt is resolved, or (b) institute a bill of interpleader in any court of competent jurisdiction to determine the rights of the parties hereto.  The right of the Escrow Agent to institute such a bill of interpleader shall not, however, be deemed to modify the manner in which Escrow Agent is entitled to make disbursements of the Escrowed Documents as hereinabove set forth other than to tender the Escrowed Documents into the registry of such court.  Should a bill of interpleader be instituted, or should Escrow Agent be threatened with litigation or become involved in litigation in any manner whatsoever on account of this Agreement or the Escrowed Documents, then, as between themselves and Escrow Agent, Depositors jointly and severally hereby bind and obligate themselves, their successors and permitted assigns, to pay to Escrow Agent its attorneys’ fees and any and all other disbursements, expenses, losses, costs and damages of Escrow Agent in connection with or resulting from such threatened or actual litigation.

10. Conflicts; Force Majeure.  In the event of any disagreement or conflicting instructions resulting in adverse claims or demands being made upon Escrow Agent in connection herewith, or in the event that Escrow Agent, in good faith, is in doubt as to what action should be taken hereunder, it may, at its option, refuse to comply with any claims or demands on it, or refuse to take any other action hereunder, so long as such disagreement continues or such doubt exists, and in any such event, Escrow Agent shall not be or become liable in any way or to Depositors or any other party for its failure or refusal to act until all differences shall have been adjusted and all doubt resolved.  Escrow Agent shall have no liability for any loss arising from any cause beyond its control, including (but not limited to) the following:  (a) the act, failure or neglect of any agent or correspondent selected by Escrow Agent for the remittance of funds; (b) any delay, error, omission or default of any mail, telegraph, cable or wireless agency or operator; and (c) the acts or edicts of any government or governmental agency or other group or entity exercising governmental powers.

11. Instructions; Attachment and Garnishment.  Escrow Agent is authorized, in its sole discretion, to disregard any and all notices or instructions given by any of the other parties hereto or by any other person, firm or entity, except only such notices or instructions as are hereinabove provided for and orders or process of any court entered or issued with or without jurisdiction.  If any part of the Escrowed Documents is at any time attached, garnished or levied upon under any court order or in case the payment, assignment, transfer, conveyance or delivery of any part of the Escrowed Documents shall be stayed or enjoined by any court order, or in any case any order, judgment or decree shall be made or entered by any court affecting the Escrowed Documents or any part thereof, then in any of such events Escrow Agent is authorized, in its sole discretion, to rely upon and comply with any such order, writ, judgment or decree which it is advised by legal counsel of its own choosing is binding upon it under the terms of this Agreement or otherwise.  If Escrow Agent complies with any such order, writ, judgment or decree, it shall not be liable to any of the parties hereto or to any other person, firm or entity by reason of such compliance even though such order, writ, judgment or decree may be subsequently reversed, modified, annulled, set aside or vacated.

12. Indemnity.  Depositors jointly and severally agree to indemnify Escrow Agent, its officers, employees, agents and counsel (each herein called an “Indemnified Party”) against, defend and hold each Indemnified Party harmless from, any and all losses, costs, damages, expenses, claims and attorneys’ fees, including but not limited to costs of investigation, suffered or incurred by any Indemnified Party in connection with or arising from or out of this Agreement, except such acts or omissions as may result from the willful misconduct or gross negligence of such Indemnified Party.

13. Notices.  Any notice, instrument or other communication required or permitted to be given by one of the parties hereto to the other under this Agreement shall be considered as properly given if in writing and (a) delivered against receipt therefor, or (b) mailed by registered or certified mail, return receipt requested and postage prepaid, or (c) sent by facsimile in each case addressed as follows:

If to Escrow Agent:

[__]
Attention:  [__]
[__]
[__]
Facsimile:  [__]

If to Gulf:

Gulf United Energy, Inc.
P.O Box 22165
Houston, Texas  77227-2165
Attention:   John B. Connally III

With a copy to:

Brewer & Pritchard, PC
3 Riverway, Ste. 1800
Houston, Texas 77056
Attention:  Thomas Pritchard, Esq.

If to the Administrative Agent,

Sydson Oil & Gas Investments, LLC
[__]

With a copy to:

Porter Hedges LLP
1000 Main Street, 36th Floor
Houston, Texas 77002
Attention:  Ephraim del Pozo
Facsimile:  (713) 226-6260

Any party delivering any notice to any other party under this Agreement shall contemporaneously deliver a copy of such notice to each other party.  All notices given in accordance herewith shall be deemed to have been received by the parties to whom such notices are directed (x) upon delivery, if delivered personally or by facsimile (and confirmation of receipt is obtained) or (y) three (3) days after the date of transmittal thereof, if sent by mail.  Any party to this Agreement may change the address to which such communications are to be directed by giving written notice to the other party in the manner provided in this section.

14. Consultation with Legal Counsel.  Escrow Agent may consult with its counsel or other counsel satisfactory to it concerning any question relating to its duties or responsibilities hereunder or otherwise in connection herewith and shall not be liable for any action taken, suffered or omitted by Escrow Agent in good faith upon the advice of such counsel.  Escrow Agent may act through its officers, employees, agents and attorneys.

15. Governing Law; Consent to Jurisdiction; Waiver of Jury Trial.  This Agreement shall be governed by, and construed in accordance with, the internal laws of the State of Texas without regard to the choice of law principles thereof.  Each of the parties hereto irrevocably submits to the exclusive jurisdiction of the courts of the State of Texas located in Harris County and the United States District Court for the Southern District of Texas for the purpose of any suit, action, proceeding or judgment relating to or arising out of this Agreement and the transactions contemplated hereby.  Service of process in connection with any such suit, action or proceeding may be served on each party hereto anywhere in the world by the same methods as are specified for the giving of notices under this Agreement.  Each of the parties hereto irrevocably consents to the jurisdiction of any such court in any such suit, action or proceeding and to the laying of venue in such court.  Each party hereto irrevocably waives any objection to the laying of venue of any such suit, action or proceeding brought in such courts and irrevocably waives any claim that any such suit, action or proceeding brought in any such court has been brought in an inconvenient forum.  EACH OF THE PARTIES HERETO WAIVES ANY RIGHT TO REQUEST A TRIAL BY JURY IN ANY LITIGATION WITH RESPECT TO THIS AGREEMENT AND REPRESENTS THAT COUNSEL HAS BEEN CONSULTED SPECIFICALLY AS TO THIS WAIVER.

16. Compensation and Reimbursement of Expenses.  Gulf and BVI Subs jointly and severally agree to pay to Escrow Agent, upon receipt of an invoice, fees at a rate of $[__] per hour for Escrow Agent’s services hereunder.  Escrow Agent shall be entitled to reimbursement from Gulf and BVI Subs jointly and severally for all fees and expenses of legal counsel incurred by Escrow Agent in connection with the preparation, operation, administration and enforcement of this Agreement and its obligations hereunder.  The other Depositors party hereto jointly and severally agree to pay such foregoing fees of the Escrow Agent to the extent Gulf and BVI Subs fail to pay such fees, provided, however, that any fees not paid by Gulf and BVI Subs shall be Obligations for all purposes. If Depositors provide Escrow Agent with instructions expanding the scope of Escrow Agent’s responsibilities and obligations hereunder, Escrow Agent shall have no obligation or liability in favor of Depositors with respect to the performance of such expanded responsibilities and obligations unless and until there has been established a fee and expense reimbursement arrangement satisfactory to Escrow Agent with respect to such expanded obligations and responsibilities.

17. Resignation.  Escrow Agent may resign upon ten (10) days prior written notice to Depositors and, upon joint instructions of Depositors, shall deliver the Escrowed Documents to any designated substitute Escrow Agent mutually selected by Depositors.  If Depositors fail mutually to designate a substitute Escrow Agent within ten (10) days after the giving of such notice, Escrow Agent may, in its sole discretion and its sole option, either (a) deliver the Escrowed Documents to Porter Hedges LLP, or (b) institute a bill of interpleader as contemplated by Section 9 hereof.

18. Severability.  If one or more of the provisions hereof shall for any reason be held to be invalid, illegal or unenforceable in any respect under applicable law, such invalidity, illegality or unenforceability shall not affect any other provisions hereof, and this Agreement shall be construed as if such invalid, illegal or unenforceable provision had never been contained herein.

19. Termination.  Upon the earlier of: (i) the disbursement of certain of the Escrowed Documents under a Disbursement Notice and the request for destruction of the remaining Escrowed Documents and (ii) unless Escrow Agent is notified otherwise by the Depositors, the first anniversary of the Maturity Date, this Agreement shall terminate; provided, however, that the provisions of Sections 6, 9, 10, 12 and 16 hereof shall remain in full force and effect for so long as Escrow Agent may have any liability.

20. General.  The section headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.  This Agreement may be executed simultaneously in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.  The terms and provisions of this Agreement constitute the entire agreement between the parties hereto.  This Agreement or any provision hereof may be amended, modified, waived or terminated only by written instrument duly signed by the parties hereto or their successors and permitted assigns.  This Agreement shall inure to the benefit of and be binding upon the parties hereto, and their respective heirs, devisees, executors, administrators, personal representatives, successors, trustees, receivers and permitted assigns.  Nothing in this Agreement, express or implied, is intended to confer upon any other person rights or remedies under or by reason of this Agreement.

(Signatures Begin on the Following Page)

IN WITNESS WHEREOF, the parties have executed this Agreement in multiple counterparts, each of which is and shall be considered an original for all intents and purposes, effective as of the date first above written.

ESCROW AGENT:

[__]

By:
[__]

DEPOSITORS:

GULF UNITED ENERGY, INC.

By:
John B. Connally III
Chief Executive Officer

GULF UNITED ENERGY DE COLOMBIA LTD.

By:
John B. Connally III
Attorney-in-Fact

GULF UNITED ENERGY CUENCA TRUJILLO LTD.

By:
John B. Connally III
Attorney-in-Fact

SYDSON OIL & GAS INVESTMENTS, LLC,
as Administrative Agent and Investor

By:
Michael J. Mayell
Manager

Exhibit A
to Escrow Agreement

Sydson Oil & Gas Investments, LLC
as Administrative Agent[__]

[insert date]

[__]
Attention:  [__]
[__]
Telephone:  [__]
Facsimile:  [__]

Re:  Disbursement Notice

Dear Mr. [__]:

Reference is made to that certain Escrow Agreement made and entered into as of October 29, 2012, by and among by and among Gulf United Energy, Inc., a Nevada corporation (“Gulf”), Gulf United Energy de Colombia Ltd., a company organized under the laws of the British Virgin Islands, Gulf United Energy de Cuenca Trujillo Ltd., a company organized under the laws of the British Virgin Islands, Sydson Oil & Gas Investments, LLC, a Delaware limited liability company (“Sydson”), in its capacity as Administrative Agent for the benefit of itself and the Investors that are parties to the Purchase Agreement, together with such other investors that join the Purchase Agreement pursuant to a Joinder Agreement, and [__] (the “Escrow Agent”). All terms used but not defined herein have the meaning set forth in the Escrow Agreement.

This letter constitutes a Disbursement Notice, and you are hereby instructed to disburse the following Escrowed Documents as follows, and retain any other Escrowed Documents:

(i) to Sydson, as Administrative Agent:  Items numbered __, __, . . . and ___ listed on Schedule 3(a) attached to the Escrow Agreement; and/but not the item listed on Schedule 3(b) attached to the Escrow Agreement; and

(ii)           to Gulf:  _____________________________________.

All disbursements described above shall be made to those addresses set forth above with respect to the applicable recipients.

Please contact me at the number above should you have any questions.

Sincerely,

Sydson Oil & Gas Investments, LLC,
as Administrative Agent

By:___________________________
Name:________________________
Title:_________________________

Exhibit B
to Escrow Agreement

Sydson Oil & Gas Investments, LLC
as Administrative Agent[__]

[insert date]

[__]
Attention: [__]
[__]
Telephone:  [__]
Facsimile:  [__]

Re:  Cancellation Notice

Dear Mr. [__]:

Reference is made to that certain Escrow Agreement made and entered into as of October 29, 2012, by and among by and among Gulf United Energy, Inc., a Nevada corporation (“Gulf”), Gulf United Energy de Colombia Ltd., a company organized under the laws of the British Virgin Islands, Gulf United Energy de Cuenca Trujillo Ltd., a company organized under the laws of the British Virgin Islands, Sydson Oil & Gas Investments, LLC, a Delaware limited liability company (“Sydson”), in its capacity as Administrative Agent for the benefit of itself, and the Investors that are parties to the Purchase Agreement, together with such other investors that join the Purchase Agreement pursuant to a Joinder Agreement, and [__] (the “Escrow Agent”). All terms used but not defined herein have the meaning set forth in the Escrow Agreement.

This letter constitutes a Cancellation Notice, and you are hereby instructed to disburse and destroy (on the Final Destruction Date) all of the Escrowed Documents as follows:

(i)           to Sydson:  ___________________________;

(i)           to Gulf:  ___________________________; and

(ii)           you are hereby instructed to destroy all of the other Escrowed Documents (on the Final Destruction Date).

The disbursement described above shall be made to that address set forth above with respect to Sydson.

Please contact me at the number above should you have any questions.

Sincerely,

Sydson Oil & Gas Investments, LLC,
as Administrative Agent

By:___________________________
Name:________________________
Title:_________________________

Exhibit C
to Escrow Agreement

Sydson Oil & Gas Investments, LLC
as Administrative Agent[__]

[insert date]

[__]
Attention:  [__]
[__]
Telephone:  [__]
Facsimile:  [__]

Re:  Cancellation Notice

Dear Mr. [__]:

Reference is made to that certain Escrow Agreement made and entered into as of October 29, 2012, by and among by and among Gulf United Energy, Inc., a Nevada corporation (“Gulf”), Gulf United Energy de Colombia Ltd., a company organized under the laws of the British Virgin Islands, Gulf United Energy de Cuenca Trujillo Ltd., a company organized under the laws of the British Virgin Islands, Sydson Oil & Gas Investments, LLC, a Delaware limited liability company (“Sydson”), in its capacity as Administrative Agent for the benefit of itself, and the Investors that are parties to the Purchase Agreement, together with such other investors that join the Purchase Agreement pursuant to a Joinder Agreement, [__] (the “Escrow Agent”). All terms used but not defined herein have the meaning set forth in the Escrow Agreement.

This letter constitutes a Release of BVI Peru Pledge Documents, and you are hereby instructed to release from escrow and send to Sydson all of the Escrowed Documents described in part B of Schedule 3(a) and Schedule 3(b).

The documents released as described above shall be sent to that address set forth above with respect to Sydson.

Please contact me at the number above should you have any questions.

Sincerely,

Sydson Oil & Gas Investments, LLC,
as Administrative Agent

By:___________________________
Name:________________________
Title:_________________________